Exhibit 4.7

EXECUTION COPY

AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This Amendment No. 3 to Third Amended and Restated Shareholder Agreement (the “Amendment”) is made and entered into as of June 11, 2010, by and between RealD Inc., a Delaware corporation (the “Company”), and the undersigned shareholders of the Company (the “Shareholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Shareholders Agreement (as defined below).

R E C I T A L S

WHEREAS, Real D, a California corporation (“Real D CA”) and the Consenting Shareholders and certain other shareholders of the Company have heretofore entered into that certain Third Amended and Restated Shareholders Agreement, dated as of December 24, 2007 (as amended, the “Shareholders Agreement”);

WHEREAS, Real D CA reincorporated into the Company on April 8, 2010, and pursuant to Section 10.2 of the Shareholders Agreement, the terms and conditions of the Shareholders Agreement inures to the benefit of and is binding on the Company as Real D CA’s successor;

WHEREAS, Section 10.4 of the Shareholders Agreement provides that the Shareholders Agreement may be amended by a writing executed by the (i) Company, (ii) the holders of a majority of the Stock then held by the Series A Holders, (iii) the holders of a majority of the Stock then held by the Series B Holders, (iv) the holders of a majority of the Stock then held by the Series C Holders, and (v) the Founders;

WHEREAS, the Company and the Shareholders constitute each of the (i) Company, (ii) the holders of a majority of the Stock then held by the Series A Holders, (iii) the holders of a majority of the Stock then held by the Series B Holders, (iv) the holders of a majority of the Stock then held by the Series C Holders and (v) the Founders; and

WHEREAS, the Company and the Shareholders desire to amend the Shareholders Agreement as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Shareholders agree as follows:

1.             Amendment and Restatement of Section 9,1 Termination. The Company and the Shareholders agree to amend and restate Section 9.1 of the Shareholders Agreement in its entirety so that as amended and restated said Section 9.1 shall be and read as follows:

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“9.1        Termination. Except as otherwise expressly provided herein, this Agreement will terminate in its entirety upon the earliest to occur of the following: (a) a Qualified Initial Public Offering, as defined in the Company’s certificate of incorporation, as may be amended from time to time; (b) the date on which this Agreement is terminated by a writing executed by the Company, the Founders, the holders of a majority of the Stock then held by the Series A Holders, the holders of a majority of the Stock then held by the Series B Holders, the holders of a majority of the Stock then held by the Series C Holders; (c) the liquidation or dissolution of the Company, or (d) any consolidation or merger of the Company by, with or into a third party, in any case in which the Company’s shareholders of record immediately prior to such transaction do not hold, immediately after such transaction, at least a majority of the voting power of the surviving or acquiring entity.”

2.             Governing Law. This Amendment will be governed by and in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

3.             References to the Agreement. Except as amended by this Amendment, all other terms, conditions and covenants of the Shareholders Agreement are hereby confirmed by the parties hereto and remain unchanged and in full force and effect. From and after the date hereof, all references to the “Agreement” contained in the Shareholders Agreement, shall be deemed to be references to the Shareholders Agreement as amended by this Amendment.

4.             Further Assurances; Enforcement. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Shareholders Agreement.

5.             Counterparts. This Shareholders Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

REALD INC.

By:	/s/ Michael Lewis
Name:	Michael Lewis
Title:	Chief Executive Officer

FOUNDERS

By:	/s/ Michael Lewis
Name:	Michael Lewis

By:	/s/ Joshua Greer
Name:	Joshua Greer

[Signature Page to Amendment No. 3 to Third Amended and Restated Shareholders Agreement]

SERIES A PREFERRED:

William D. Budinger Revocable Trust

By:	/s/ William D. Budinger
Name:	William D. Budinger
Title:	Trustee

Torque Investments, LLC (formerly known as Hobbit Investments, LLC)

By:	/s/ William M. Budinger
Name:	William M. Budinger
Title:	President of Sunnyside Mgt, Torque’s Manager

LIGHTHOUSE CAPITAL INSURANCE COMPANY

By:	/s/ Janet Sairsiweth / Jayne Tivnan
Name:	Janet Sairsiweth / Jayne Tivnan
Title:	Secretary

By:
Name:	Richard Huston

[Signature Page to Amendment No. 3 to Third Amended and Restated Shareholders Agreement]

SERIES B PREFERRED:

William D. Budinger Revocable Trust

By:	/s/ William D. Budinger
Name:	William D. Budinger
Title:	Trustee

Torque Investments, LLC (formerly known as Hobbit Investments, LLC)

By:	/s/ William M. Budinger
Name:	William M. Budinger
Title:	President of Sunnyside Mgt, Torque’s Manager

LIGHTHOUSE CAPITAL INSURANCE COMPANY

By:	/s/ Janet Sairsiweth / Jayne Tivnan
Name:	Janet Sairsiweth / Jayne Tivnan
Title:	Secretary

By:
Name:	Richard Huston

Real Big, LLC

By:	/s/ David L. Marrs
Name:	David L. Marrs
Title:	Manager

[Signature Page to Amendment No. 3 to Third Amended and Restated Shareholders Agreement]

The Susan Budinger Loncki Separate Property Trust

By:	/s/ Susan Martin Budinger
Name:	Susan Martin Budinger
Title:	Trustee

By:	/s/ Paul Kagan
Name:	Paul Kagan

By:	/s/ Paul MacCaskill
Name:	Paul MacCaskill

William Charles Powers and Carolyn Clark Powers Trust

By:
Name:
Title:

[Signature Page to Amendment No. 3 to Third Amended and Restated Shareholders Agreement]

SERIES C PREFERRED:

Shamrock Capital Growth Fund II, L.P.

By:	Shamrock Capital Partner II, LLC
Its:	General Partner

	By:	/s/ Stephen D. Royer
	Name:	Stephen D. Royer
	Title:	Executive Vice President

[Signature Page to Amendment No. 3 to Third Amended and Restated Shareholders Agreement]

SERIES D PREFERRED:

MANATUCK HILL SCOUT FUND, L.P.

	By:	/s/ Mark Broach
	Name:	Mark Broach
	Title:	General Partner

MANATUCK HILL MARINER MASTER FUND, L.P

	By:	/s/ Mark Broach
	Name:	Mark Broach
	Title:	General Partner

MANATUCK HILL NAVIGATOR MASTER FUND, L.P.

	By:	/s/ Mark Broach
	Name:	Mark Broach
	Title:	General Partner

Pequot Institutional Master Fund, L.P.

By:	Pequot Capital Management, Inc., as
Investment Manager

	By:	/s/ Debra A. Luf
	Name:	Debra A. Luf
	Title:	SVP & Authorized Signatory

Pequot Endowment Fund, L.P.

By:	Pequot Capital Management, Inc., as
Investment Manager

	By:	/s/ Debra A. Luf
	Name:	Debra A. Luf
	Title:	SVP & Authorized Signatory

[Signature Page to Amendment No. 3 to Third Amended and Restated Shareholders Agreement]

Pequot Core Global Master Fund, L.P.

By:	Pequot Capital Management, Inc., as
Investment Advisor

	By:	/s/ Debra A. Luf
	Name:	Debra A. Luf
	Title:	SVP & Authorized Signatory

Pequot Core Global Investors Master Fund, L.P.

By:	Pequot Capital Management, Inc., as
Investment Advisor

	By:	/s/ Debra A. Luf
	Name:	Debra A. Luf
	Title:	SVP & Authorized Signatory

[Signature Page to Amendment No. 3 to Third Amended and Restated Shareholders Agreement]